Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered as of this 8th day of November, 2021 (the “Amendment Effective Date”) by and between InspireMD, Inc., a Delaware corporation (the “Company”), and Martin Slosman (the “Executive”; together with the Company, the “Parties”) for purposes of amending that certain Employment Agreement dated as of December 9, 2019 by and between the Company and the Executive (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Article V, Sections E and G of the Agreement provides that the parties to the Agreement may amend the Agreement in a writing signed by the Parties; and

WHEREAS, the Parties desire to amend the Agreement in certain respects.

NOW THEREFORE, pursuant to Article V, Sections E and G of the Agreement, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Article III, Section A is hereby amended as of the Amended Effective Date by deleting such section in its entirety and substituting in lieu thereof the following new Article III, Section A:

A. Term of Employment. The term of Executive’s employment under this Agreement shall commence on the Effective Date and shall continue on at “at will” basis for an unspecified term (the “Term”). Nothing in the Company’s policies and/or actions, or this Agreement, shall be construed to alter the “at will” nature of Executive’s status with the Company, and Executive understands that the Company may terminate Executive’s employment at any time for any reason or for no reason, provided that such employment is not terminated in violation of state or federal law. The Executive shall resign as a member of the Board upon termination if requested by the Company.

2. Article III, Section B, Subsection (i) is hereby amended as of the Amended Effective Date by deleting such subsection in its entirety and substituting in lieu thereof the following new Article III, Section B, Subsection (i):

(i) Termination for Cause or Voluntary Resignation. In the event the Executive voluntarily resigns without Good Reason, the Company may, in its sole discretion, shorten the notice period and determine the date of termination without any obligation to pay the Executive any additional compensation other than the Accrued Obligations and without triggering a termination of the Executive’s employment without Cause. In the event the Company terminates the Executive’s employment for Cause or the Executive voluntarily resigns without Good Reason, the Company shall have no further liability or obligation to the Executive under this Agreement. Notwithstanding anything herein to the contrary, if the Executive violates any of the restrictions contained in Article IV below, then any unpaid amounts pursuant to this subsection (i) shall be forfeited by the Executive, and the Executive shall not receive any additional payments pursuant to this subsection. The Accrued Obligations shall be payable in a lump sum within the time period required by applicable law, and in no event later than thirty (30) days following his employment termination date. For purposes of this Agreement, “Cause” means termination because of: (a) the Executive’s refusal to perform the duties of the Executive’s position in a manner causing material detriment to the Company; (b) the Executive’s willful misconduct with regard to the Company or its business, assets or executives (including, without limitation, his fraud, embezzlement, intentional misrepresentation, misappropriation, conversion or other act of dishonesty with regard to the Company); (c) the Executive’s commission of an act or acts constituting a felony or any crime involving fraud or dishonesty as determined in good faith by the Company; (d) the Executive’s breach of a fiduciary duty owed to the Company; (e) any material breach of this Agreement or other agreement with the Company; or (f) any injury, illness or incapacity which shall wholly or continuously disable the Executive from performing the essential functions of the Executive’s position for any successive or intermittent period of twelve (12) months. In each such event listed above, if the circumstances are curable, the Company shall give the Executive written notice thereof which shall specify in reasonable detail the circumstances constituting Cause, and there shall be no Cause with respect to any such circumstances if cured by the Executive within thirty (30) days after such notice.

3. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

4. In the event of a conflict between the Agreement and the Amendment, this Amendment shall govern.

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IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be executed on the date first set forth above, to be effective as of that date.

COMPANY:		EXECUTIVE:

/s/ Paul Stuka		/s/ Marvin Slosman
By:	Paul Stuka, Chairman	Marvin Slosman

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